Exhibit 3.41

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 136650

The Registrar of Companies for Scotland hereby certifies that

BRINTEL HOLDINGS LIMITED

having by special resolution changed its name, is now incorporated under the name of

HELI-ONE (UK) LIMITED

Given at Companies House, Edinburgh, the 19th January 2006

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company Number

136650

The Registrar of Companies for Scotland hereby certifies that

DREAMEXIST LIMITED

having by special resolution changed its name, is now incorporated under the name of

Brintel Holdings Limited

Given at Companies House, Edinburgh, the

26 MARCH 1993

Registrar of Companies

Dd BO60094 5M 6/92 25364

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company Number

136650

The Registrar of Companies for Scotland hereby certifies that

DREAMEXIST LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Edinburgh, the

14 FEBRUARY 1992

Registrar of Companies

Dd 8060070 10M 3/91 25354

Company No: 136650

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

BRINTEL HOLDINGS LIMITED

Incorporated as Dreamexist Limited on 14th February 1992

Name changed to Brintel Holdings Limited on 26th March 1993

PAULL & WILLIAMSONS

SOLICITORS, ABERDEEN

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

BRINTEL HOLDINGS LIMITED

*l.	The company’s name is “BRINTEL HOLDINGS LIMITED”.

2.	The Company’s registered office is to be situated in Scotland.

**3.	The objects for which the Company is established are as follows:-

(a) (i)	to act as a group holding company and to co-ordinate the administration, management, supervision, control, trade and any and all other activities of any and every kind or nature of any company or companies or group of companies now or hereafter formed which may be related to or associated with the Company or any of its related or associated companies, including any subsidiary or subsidiaries of the Company or of any such associated or related company or companies; and

(ii)	to acquire and hold either in the name of the Company, or in that of any nominee, businesses and properties of all kinds, shares, stocks, debentures, debenture stock, bonds, notes, obligations, and securities issued or guaranteed by any company wherever incorporated or carrying on business or by any government or public body or authority and to acquire the same by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same, subject to such terms and conditions, if any, as may be thought fit and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof and to provide managerial and other executive, supervisory and consultancy

*	Incorporated as “Dreamexist Limited”. Name changed by Special Resolution passed 19th March 1993.
**	Clause 3 amended by Special Resolution of the Company passed 23rd October 1992.

services for or in relation to any company or business in which the Company is interested upon such terms as may be thought fit.”

*	(iii)

To guarantee the payment of any monies and the performance of any contracts, liabilities, duties, obligations or engagements of any company, society, association, body, firm or person, including without prejudice to the foregoing generality any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or any re-enactment thereof or a subsidiary of any such holding company or otherwise associated with the Company in business and whether or not the Company receives directly or indirectly any benefit, consideration or advantage therefrom and to secure the said payment, performance, obligations and others in such manner of way as the Company may think fit by granting any mortgage, charge, floating charge, standard security, assignation, pledge, lien or other security upon the whole or any part of the Company’s undertaking, property, revenue, or assets (whether present or future) including uncalled capital with powers of sale and other usual and necessary powers.

(b)	To purchase or by any other means acquire and take options over any property whatsoever, and any rights or privileges of any kind over or in respect of any property.

(c)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d’ invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaims, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(d)	To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(e)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(f)	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

*	Clause 3(iii) amended by Special Resolution of the Company passed 26th January 1993.

(g)	To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(h)	To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(i)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(j)	To apply for, promote, and obtain any Act of Parliament, order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(k)	To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges and concessions.

(1)	To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(m)	To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(n)	To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking of any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(o)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of the company purchasing the same.

(p)	To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(g)	To remunerate any person, firm or company rendering services to the company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(r)	To distribute among the Members of the Company in kind any property of the company of whatever nature.

(s)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(t)	To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any Director, officer or Auditor against any liability as is referred to in Section 310(1) of the Act; and to set up, establish and support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish and support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(u)	Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1) (a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

(v)	To procure the Company to be registered or recognised in any part of the world.

(w)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(x)	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s object or of any of the powers given to it by the Act or by this Clause.

AND so that:-

(1)	None of the provisions set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2)	The word “Company” in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(3)	In this Clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4.	The liability of the Members is limited.

* 5.	The Company’s share capital is £1,000 divided into 1,000 shares of £1 each.

*	Reclassified as 5,000 Ordinary Shares of £0.20 each by Ordinary Resolution of the Company passed 23rd October 1992

Share Capital of the Company increased to £10,000 by the creation of 45,000 Ordinary Shares of £0.20 each by Ordinary Resolution of the Company passed 23rd October 1992

Share Capital of the Company increased to £10,507,614 by the creation of an additional 1,488,070 Ordinary Shares of £0.20 each, 1,000,000 ‘A’ Participating Ordinary Shares of £0.20 each, 6,750,000 Cumulative Redeemable ‘A’ Preference Shares of £1.00 each, and 3,250,000 Cumulative Redeemable ‘B’ Preference Shares of £1.00 each, by Special Resolution of the Company passed on 26th January 1993

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

Names and addresses of Subscribers	Number of shares taken by each Subscriber

1. Jordan Nominees (Scotland) Limited 24 Great King Street EDINBURGH EH3 6QN	One

2. Oswalds International Formations Limited 24 Great King Street EDINBURGH EH3 6QN	One

Total shares taken	Two

Dated the 3rd day of January 1992.

Witnesses to the above signatures:-

Cathie Balneaves

24 Great King Street

EDINBURGH

EH3 6QN

Company Registration Agent